Exhibit 10.1

ADVISORY BOARD MEMBER AGREEMENT

This Advisory Board Member Agreement (the “Agreement”) is made this 10th day of December, 2012, by and between Roger Szelmeczka, an individual (the “Advisor”), and Graphite Corp., a Nevada corporation (the “Company”).  Advisor and Company are sometimes referred to in this Agreement individually as a “Party” and collectively as “Parties.”

RECITALS

A.

Company is in the business of resource exploration and development.

B.

Advisor has certain expertise in various aspects of Company’s business.

C.

Company desires to have Advisor serve as a member of the Advisory Board of the Company (“Advisory Board”) and Advisor desires to serve as a member of the Advisory Board on the terms and conditions set forth in this Agreement.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Advisor agree as follows:

TERMS AND CONDITIONS

1.

Incorporation of Recitals.  The Recitals are a material part of this Agreement and are incorporated into the terms and conditions by this reference.

2.

Term.  The term of this Agreement shall commence on the date first written above (the “Commencement Date”) and shall continue for a period of two (2) years (the “Term”).

3.

Duties and Responsibilities of Advisor.

(a)

Advisor agrees to serve on the Advisory Board and to attend periodic meetings as called by the Company in its reasonable discretion, including, face-to-face and telephonic meetings.  More specifically, Advisor shall be available up to once per quarter for face-to-face meetings; every couple of weeks for telephonic meetings, and periodically through electronic mail to answer questions and provide advice as reasonably requested by the Company (the “Services”).

(b)

Advisor shall perform other various services, related to Advisor’s expertise, on behalf of the Company from time to time as mutually agreed upon by Advisor and Company.

(c)

If during the Term of this Agreement, Advisor provides services to any competitor of the Company, Advisor shall abstain from providing guidance, advice or instruction to either company on any competing engagement that directly conflicts with the interests of the Company (the “Conflict of Interest”).

(d)

In the event Advisor introduces (the “Introduction”) the Company to a potential partner for a business relationship, including but not limited to investors, manufacturers, vendors, and suppliers, the Parties agree that such Introduction shall be considered to fall within Advisor’s duties hereunder, and Advisor shall not be entitled to any additional compensation for such Introduction.

4.

Compensation.

(a)

As consideration for Advisor’s Services, Advisor shall receive a three (3) year option to purchase two hundred fifty thousand (250,000) shares of the Company’s common stock at $0.70 per share (the “Options”).  The Options shall vest in increments of sixty two thousand five hundred (62,500) shares for every six (6) months of the Term of this Agreement, per the terms of the Stock Option Agreement attached hereto as Exhibit A.

(b)

Advisor shall be reimbursed by the Company for any pre-approved expenses incurred by Advisor in connection with attending meetings or performing services on behalf of the Company.  Reimbursable expenses shall include mileage at the rate established by the Internal Revenue Service.  Advisor represents that the Options, to the extent vested, will vest only for Advisor’s own account and not with the view to, or for resale in connection with, any distribution thereof.  Advisor understands that the Options have not been registered under the Securities Act of 1933, nor qualified under the securities laws of any state, province or any other applicable securities laws which depend upon, among other things, the bona fide nature of Advisor’s intent as expressed herein.  Advisor is relying solely upon his/her own investigation of the tax laws and/or the advice of personal tax advisors concerning the tax aspects of the Options and expressly acknowledges that the Company, and its agents, accountants and attorneys have made no such representations and given Advisor no opinion with respect thereto.

5.

Independent Contractor.  Advisor shall be an independent contractor and shall not be deemed an employee of the Company.  Advisor acknowledges and agrees that, as an independent contractor, Advisor is solely responsible for the payment of any and all taxes and/or assessments imposed on account of payments or consideration provided by the Company to Advisor for the performance of services by Advisor under this Agreement, and the Company shall not, by reason of Advisor’s status as an independent contractor, make any withholdings or payments of such taxes or assessments with respect to any payments made to Advisor.  Advisor further agrees to defend, indemnify and hold the Company harmless from and against any liability for all such taxes and/or assessments.

6.

Termination of Agreement by Advisor.  Advisor may terminate this Agreement at any time after giving seven (7) days prior written notice to the Company.

7.

Termination of Agreement by Company.  Company may terminate this Agreement as follows:

(a)

immediately upon giving written notice to Advisor and without any further obligation, if the Company in good faith believes, in its sole discretion, that any of the following has occurred:

(i)

Advisor engaged in any willful or egregious conduct which is detrimental to the Company; or

(ii)

Advisor breached any of Advisor’s obligations under this Agreement; or

(iii)

Advisor has provided services to a competing company, which has resulted in an actual Conflict of Interest.

(b)

for convenience, upon giving written notice to Advisor.

If the Company terminates this Agreement pursuant to Section 7(a) above, any unissued and/or unexercised Options shall immediately expire and Advisor shall have no further right to exercise the unissued and/or unexercised Options.  If the Company terminates this Agreement pursuant to Section 7(b), Advisor is entitled to the number of shares vested up through the date of the termination of this Agreement.

8.

Confidentiality.  Advisor understands that, during the course of Advisor’s work as an independent contractor of the Company, Advisor will have access to Proprietary Information (as defined below) concerning the Company and its clients.  Advisor acknowledges that the Company has developed, compiled, and otherwise obtained, often at great expense, this information, which has great value to the Company’s business and/or its clients’ businesses.  Advisor agrees to hold in strict confidence all Proprietary Information and will not disclose any Proprietary Information to anyone outside of the Company.  Advisor will not use, copy, publish, summarize, or remove from the Company’s premises, Proprietary Information, except during the Term of this Agreement to the extent necessary to carry out Advisor’s responsibilities as an independent contractor of the Company.  Advisor agrees to defend, indemnify and hold harmless the Company from any and all liability, damages, expenses, penalties and/or judgments, including reasonable attorney’s fees, arising out of any unauthorized disclosure of Proprietary Information attributable to Advisor.  Should the Company file an S-1 Registration Statement, Advisor is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, nonpublic information from the issuer of the securities or any affiliate thereof and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance on such information for so long as the information remains material and non-public.  Advisor is also aware that the Company is requiring Advisor to enter into this Agreement to, among other things, fulfill the Company’s obligations under Regulation FD under the Securities Exchange Act of 1934, as amended, if any, should the Company become subject to the rules and regulations thereunder.   The provisions of this Section 8 shall survive the termination of this Agreement.

(a)

Proprietary Information Defined.  The term “Proprietary Information” in this Agreement means all information, inventions, trade secrets, products, and know-how (as more particularly defined below) in whatever form pertaining in any manner to the business of the Company (or any affiliate of it that might be formed) or to the Company’s customers, consultants, business associates or employees unless (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Advisor’s possession or part of Advisor’s general knowledge prior to Advisor’s engagement with the Company; or (iii) the information is disclosed to Advisor without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and who did not learn of it directly from the Company.  Advisor understands that the Company considers the following information to be included in the definition of Proprietary Information: (i) all client/customer lists and all lists or other compilations containing client, customer or vendor information; (ii) information about products, proposed products, research, product development, inventions, techniques, processes, costs, profits, markets, marketing plans, strategies, forecasts, sales and commissions; (iii) plans for the future development and new product concepts; (iv) all manufacturing techniques or processes, documents, books, papers, drawings, models, sketches, computer programs, databases, and other data of any kind and description, including electronic data recorded or retrieved by any means; (v) the compensation and terms of employment of employees; (vi) all other information that has been or will be given to Advisor in confidence by the Company (or any affiliate of it that might be formed); and (vii) software or other intellectual property in various stages of development, designs, drawings, specifications, techniques, models, data, source code, algorithms, object code, documentation, diagrams, flow charts, research development, processes and procedures.  Proprietary Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Proprietary Information.

(b)

Information Return.  Advisor agrees not to retain any Proprietary Information after termination of this Agreement and to return all Proprietary Information in paper or tangible form to the Company and destroy all electronic copies of such information.

9.

Miscellaneous.

(a)

Assignment.  This Agreement may not be assigned or transferred by Advisor.  Any such attempted assignment or transfer shall be null and void and may result in the immediate termination of this Agreement at the option of the Company.

(b)

Modification.  This Agreement can be modified only in a writing signed by both Parties.

(c)

Integration.  This Agreement comprises the Parties’ complete and entire agreement and understanding concerning the subject matter of this Agreement, superseding all prior written and oral communications, understandings and agreements between them.

(d)

No Authority.  Advisor has no authority to bind the Company and has no right to use any of the Company’s trademarks or other intellectual property rights, except as necessary to perform Advisor’s duties under this Agreement.

(e)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(f)

Notices.  All notices, requests, demands, claims, and other communications required by this Agreement must be in writing.  Any such notice, request, demand, claim, or other communication will be deemed duly given two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

Advisor:

_________________________

_________________________

_________________________

Company:

Graphite Corp.

1031 Railroad Street, Suite 102A

Elko, NV  89800

(g)

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(h)

Waivers.  The failure by either Party to enforce any provision of this Agreement, or to require at timely performance by the other Party shall not be deemed a waiver, unless expressly agreed to in a writing signed by both Parties.

(i)

Severability.  Any term or condition of this Agreement that is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and conditions of this Agreement as a whole.

(j)

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word "including" shall mean including without limitation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY

/s/ Brian Goss

Brian Goss, President

ADVISOR

/s/ Roger Szelmeczka

Roger Szelmeczka